Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated March 10, 2008, with respect to the consolidated financial statements, the financial statement schedule, and internal control over financial reporting included in the Annual Report of U.S. Physical Therapy, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in this Registration Statement.
/s/ GRANT THORNTON LLP
Houston, Texas
August 15, 2008